EXHIBIT 4.1(d) - AMENDMENT TO THE
       PAYCHEX, INC. 401(k) INCENTIVE RETIREMENT PLAN
                 AND PLAN MERGER AGREEMENT
               EFFECTIVE:  SEPTEMBER 29, 1997



      This amendment to the Paychex, Inc. 401(k) Incentive Retirement Plan is made and entered into on the 29th day of September, 1997 by and between Paychex, Inc. (hereafter the "Employer"), Olsen Computer Systems, Inc. (hereafter the "Merging Employer") and INVESCO Trust Company ( hereinafter the "Trustee").

      WHEREAS, the Employer established the Paychex, Inc. 401(k) Incentive Retirement Plan (hereafter the "Receiving Plan") effective July 1, 1984; and

       WHEREAS, the "Merging Employer" established the Employees' 401(k) Plan of Olsen Computer Systems, Inc. (hereafter the "Merging Plan") effective January 1, 1984; and

      WHEREAS, the Employer and the Trustee of the Receiving Plan have specific authority under the Master Plan and Trust Agreement to enter into this amendment to Plan and Plan Merger Agreement.

      WHEREAS, the Employer and Merging Employer Plan deem it is in the best interest of the participants and beneficiaries of the Merging Plan and Receiving Plan to merge the two Plans effective July 1, 1997, with the Receiving Plan as the surviving Plan, and to accept the transfer of plan assets, or to transfer plan assets, as may be required by any such merger.

      NOW THEREFORE, the Employer, the Merging Employer and the Trustee of the Receiving Plan do hereby agree as follows:

     (1)  Section 1.29 of the Adoption Agreement of the Receiving
          Plan is hereby amended to credit service with Olsen Computer Systems, Inc. for all purposes of the Plan.

     (2)  Sections 6.03(e)(2) and 6.03(j)(2) of the Adoption
          Agreement of the Receiving Plan are hereby amended to provide that participants in the Merging Plan may make in-service withdrawals from the vested balances in their "Merger
          Accounts" as of July 1, 1997, after attaining age 59 1/2.

     (3) TRANSFER OF ASSETS. The Merging Plan shall transfer and assign directly to the Receiving Plan the "Merger Account" for each participant in the Merging Plan. The Merger Account is defined as the single sum value of the participant's accrued benefit under the Merging Plan determined in accordance with provision of such Plan as of the date of transfer.

     (4) HOLDING AND INVESTMENT OF ASSETS. The Employer and the Trustee shall hold, invest, administer and distribute the assets transferred and assigned in accordance with the terms of the Receiving Plan, as amended and restated herein.

     (5) PARTICIPANT ACCOUNT. With respect to the account balances of the participants under the Merging Plan, the following conditions shall apply;

          a. The sum of the account balances of the participants under the Merging Plan will be 100 percent vested prior to transfer and under the Receiving Plan immediately prior to the transfer and assignment shall equal the fair market value of the entire assets of the Receiving Plan immediately after the transfer and assignment;

          b. Immediately after the transfer and assignment, each participant shall have an account balance in the Receiving Plan equal to the sum of the Merger Account the participant had in the Merging Plan, if any, and the amount the participant had in the Receiving Plan, if any';

     (1) UPDATE OF PLAN. Any amendment and restatement of the Receiving Plan in order to bring the Plan compliance with current legislation and regulations shall be made retroactively as prescribed by the regulations and shall be considered as having been made to the Merging Plan as of the date of the merger.

     (2) BINDING EFFECT. The terms and conditions of this Merger Agreement shall bind the Employer and the Trustee (and their successors) of the Receiving Plan and shall operate as if fully set forth within the Receiving Plan.

     (3)  EFFECTIVE DATE.  The effective date of this Merger
          Agreement is July 1, 1997, and the transfer and assignment of account balances in the Merging Plan to the Receiving Plan shall take place as of the effective date.

     (4)  RESIGNATION OF MERGING PLAN TRUSTEES.  The current
          Trustees of the Merging Plan, Cindy Olsen and Theodore Olsen, hereby submit written notice of their resignations as Trustees as set forth in "Appendix A" effective in accordance with the requirement of the Section 7.8 of the Merging Plan.


                                   PAYCHEX, INC.


                                      /S/ JOHN M. MORPHY
                                   BY:______________________

                                           VICE PRESIDENT, CHIEF FINANCIAL
                                           OFFICER
                                   Title:___________________


                                   OLSEN   COMPUTER  SYSTEMS, INC.

                                      /S/ TED OLSEN
                                   BY:_______________________

                                           PRESIDENT
                                   Title:____________________


                                   INVESCO

                                      /S/ JOE JENNINGS
                                   BY:_______________________

                                           TRUST OFFICER
                                   Title:___________________________